EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Bond Index Funds
File Number: 811-4681
Registrant CIK Number: 0000794105


Items 72, 73 and 74 For Series 1, Series 2, Series 3, Series 4 and Series 5

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.


Series 1 SEC Identifier S000002564
Class 1 SEC Identifier  C000007062
Class 2 SEC Identifier  C000007063
Class 3 SEC Identifier  C000035216
Class 4 SEC Identifier  C000007064
Class 5 SEC Identifier  C000046844

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $1,354,024
2. Dividends for a second class of open-end company shares                                                            $497,840
3. Dividends for a third class of open-end company shares                                                             $109,165
4. Dividends for a fourth class of open-end company shares                                                            $438,102
5. Dividends for a fifth class of open-end company shares							       $14,984


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.501
        2. Dividends from a second class of open-end company shares                                                 $0.510
        3. Dividends from a third class of open-end company shares                                                  $0.510
        4. Dividends from a fourth class of open-end company shares                                                 $0.513
	5. Dividends from a fifth class of open-end company shares						    $2.351



Item 74

U)      1. Number of shares outstanding                                                                            2,907,404
        2. Number of shares outstanding for a second class of shares of open-end company shares                    1,007,338
        3. Number of shares outstanding for a third class of shares of open-end company shares                       532,976
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                      934,505
	5. Number of shares outstanding for a fifth class of shares of open-end company shares			      14,300

V)      1. Net asset value per share (to the nearest cent)                                                          10.16
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.16
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.16
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                10.16
	5. Net asset value per share of a fifth class open-end company shares (to the nearest cent)		    76.61


Series 2 SEC Identifier S000002563
Class 1 SEC Identifier  C000007060
Class 2 SEC Identifier  C000007061
Class 3 SEC Identifier  C000046843
Class 4 SEC Identifier  C000035215

Item 72DD

1. Total Income dividends for which record date passed during the period                                              $123,681
2. Dividends for a second class of open-end company shares                                                            $112,785
3. Dividends for a third class of open-end company shares                                                             $23,692
4. Dividends for a fourth class of open-end company shares                                                            $7,804


Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.456
        2. Dividends from a second class of open-end company shares                                                 $0.464
        3. Dividends from a third class of open-end company shares                                                  $0.352
        4. Dividends from a fourth class of open-end company shares                                                 $2.249


Item 74

U)      1. Number of shares outstanding                                                                            273,757
        2. Number of shares outstanding for a second class of shares of open-end company shares                    148,293
        3. Number of shares outstanding for a third class of shares of open-end company shares                     182,760
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                    5,300

V)      1. Net asset value per share (to the nearest cent)                                                          10.13
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.13
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.13
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                76.88


Series 3 SEC Identifier S000002561
Class 1 SEC Identifier  C000007057
Class 2 SEC Identifier  C000007058
Class 3 SEC Identifier  C000024520
Class 4 SEC Identifier  C000035214
Class 5 SEC Identifier  C000046841


Item 72DD

1. Total Income dividends for which record date passed during the period                                           $145,450
2. Dividends for a second class of open-end company shares                                                         $147,649
3. Dividends for a third class of open-end company shares                                                           $12,780
4. Dividends for a fourth class of open-end company shares                                                          $16,843
5. Dividends for a fifth class of open-end company shares                                                            $2,811

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.507
        2. Dividends from a second class of open-end company shares                                                 $0.515
        3. Dividends from a third class of open-end company shares                                                  $0.518
        4. Dividends from a fourth class of open-end company shares                                                 $0.297
        5. Dividends from a fifth class of open-end company shares                                                  $2.389






Item 74

U)      1. Number of shares outstanding                                                                            287,705
        2. Number of shares outstanding for a second class of shares of open-end company shares                    219,926
        3. Number of shares outstanding for a third class of shares of open-end company shares                      25,773
        4. Number of shares outstanding for a fourth class of shares of open-end company shares                    137,437
        5. Number of shares outstanding for a fifth class of shares of open-end company shares                       2,200



V)      1. Net asset value per share (to the nearest cent)                                                          10.50
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                10.50
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                 10.50
        4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)                10.50
        5. Net asset value per share of a fifth class open-end company shares (to the nearest cent)                 76.96




Series 4 SEC Identifier S000002562
Class 1 SEC Identifier  C000007059
Class 2 SEC Identifier  C000024522
Class 3 SEC Identifier  C000046842


Item 72DD

1. Total Income dividends for which record date passed during the period                                             $108,892
2. Dividends for a second class of open-end company shares                                                            $18,670
3. Dividends for a third class of open-end company shares                                                              $1,754



Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.613
        2. Dividends from a second class of open-end company shares                                                 $0.626
        3. Dividends from a third class of open-end company shares                                                  $2.740



Item 74

U)      1. Number of shares outstanding                                                                            195,362
        2. Number of shares outstanding for a second class of shares of open-end company shares                     35,600
        3. Number of shares outstanding for a third class of shares of open-end company shares                       1,100


V)      1. Net asset value per share (to the nearest cent)                                                           11.65
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 11.65
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                  76.38




Series 5 SEC Identifier S000019554
Class 1 SEC Identifier  C000054349
Class 2 SEC Identifier  C000054350
Class 3 SEC Identifier  C000054351


Item 72DD

1. Total Income dividends for which record date passed during the period                                             $305,572
2. Dividends for a second class of open-end company shares                                                           $156,178
3. Dividends for a third class of open-end company shares                                                            $116,134



Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income                                                                     $0.647
        2. Dividends from a second class of open-end company shares                                                 $1.297
        3. Dividends from a third class of open-end company shares                                                  $0.533



Item 74

U)      1. Number of shares outstanding                                                                            535,059
        2. Number of shares outstanding for a second class of shares of open-end company shares                    142,633
        3. Number of shares outstanding for a third class of shares of open-end company shares                     225,779


V)      1. Net asset value per share (to the nearest cent)                                                           12.45
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)                 24.45
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)                   9.96

